                   ACE HARDWARE CORPORATION

              LIST OF SUBSIDIARIES
                                        STATE/COUNTRY            NAME UNDER WHICH
         SUBSIDIARY                      OF INCORPORATION        SUBSIDIARY DOES BUSINESS

Ace Insurance Agency, Inc.                 Illinois          Ace Insurance Agency, Inc.
Loss Prevention Services, Inc.             Illinois          Loss Prevention Services, Inc.
A.H.C. Store Development Corp.             Illinois          A.H.C. Store Development Corp.
Ace Hardware Canada Limited                 Canada           Ace Hardware Canada Limited
National Hardlines Supply, Inc.            Illinois          National Hardlines Supply, Inc.
Ace Hardware de Mexico, S.A. de C.V.        Mexico           Ace Hardware de Mexico, S.A. de C.V.
Ace Hardware Foundation                    Illinois          Ace Hardware Foundation
New Age Insurance Ltd.                     Bermuda           New Age Insurance Ltd.
Ace Hardware International, Inc.           Barbados          Ace Hardware International, Inc.
Ace Corporate Stores, Inc.                 Illinois          Ace Corporate Stores, Inc.